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                                                                 EXHIBIT 10.21.1

ATTACHMENT A - AMENDED

                       VICE PRESIDENT SALES AND MARKETING
                              COMPENSATION PROGRAM

COMPENSATION

         The Deferred Compensation/Bonus section (section 2) of Attachment A to the Employment Agreement by and between Byron Jacobs and ENlighten Software Solutions, Inc. (known formerly as Software Professionals, Inc.) is hereby amended to read as below.

         2. Deferred Compensation/Bonus: For the year ending December 31, 1996, your deferred compensation/bonus program will be as follows:

                  (a) Bonus based upon total world-wide revenue for the year ending December 31, 1996:

                           $3,000 for attaining $7 million in total world-wide
                                  revenue, and;

                           $3,000 for each additional $50,000 in revenue in
                                  excess of $7 million up to a maximum of
                                  $30,000 in bonus compensation under this category

                  (b) Bonus based upon total UNIX related world-wide license and maintenance fees for the year ending December 31, 1996:

                           $3,000 for attaining $600,000 in total world-wide
                                  license and maintenance fees, and;

                           $3,000 for each additional $40,000 in total world-wide license and maintenance fees in excess of $600,000 up to a maximum of $30,000 in bonus compensation under this category

                  (c) Bonus based the Company net income for the fourth quarter ending December 31, 1996:

                           $2,000 for attaining $.02 in net income per share,
                                  and;

                           $2,000 for each additional $.004 in net income per
                                  share up to a maximum of $20,000 in bonus compensation under this category


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                  All such incentives would not be earned until February 15,
1997. In order for these amounts to be earned, you must be employed by the Company on that date. Additional bonuses may be earned for extraordinary performance at the discretion of the Compensation Committee of the Board of Directors.

         All other provisions of your employment agreement remain unchanged.

Agreed to and accepted:



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Byron Jacobs                                   Peter McDonald

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